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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 8, 2005

Regal Entertainment Group
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31315	02-0556934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7132 Regal Lane, Knoxville, Tennessee 37918
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (865) 922-1123

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

        On June 8, 2005, Regal Entertainment Group ("Regal") announced that it has entered into a Consent Order and final judgment with the United States Department of Justice (the "DOJ") to resolve and dismiss with prejudice all previously disclosed claims brought by the United States under the Americans with Disabilities Act (the "ADA") against Regal and its subsidiaries (other than Regal's United Artists Theatres subsidiaries which are subject to a separate previously disclosed consent decree and settlement agreement relating to claims under the ADA originally entered into with the United States in 1996) with respect to wheelchair-bound patrons' lines of sight in and access to the stadium portions of Regal's stadium-style theatres. Without admitting any violation of the ADA, Regal agreed with the DOJ to improve access to its stadium-style theatres to benefit its wheelchair-bound patrons' movie-going experience in a manner consistent with the consent. Regal estimates that with respect to its existing theatres it will incur aggregate costs associated with ADA related theatre improvements of approximately $15 million over the next 5 years. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)
Financial statements of businesses acquired.

        N/A

(b)
Pro forma financial information.

        N/A

(c)
Exhibits.

Exhibit No.	Exhibit Description
99.1	Regal press release dated as of the date hereof

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2005
By:	/s/ AMY E. MILES
Name:	Amy E. Miles
Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Description
99.1	Regal press release dated as of the date hereof

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  Item 8.01 Other Events.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Exhibit Index